UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2025 (July 28, 2025)

Silexion Therapeutics Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-42253	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

12 Abba Hillel Road Ramat-Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972-3-7564999
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0135 per share	SLXN	The Nasdaq Stock Market LLC
Warrants exercisable for Ordinary Shares at an exercise price of $1,552.50 per share	SLXNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

In connection with the 1-for-15 reverse share split of all of its issued and outstanding, and authorized but unissued, ordinary shares (the “Reverse Share Split”) described in Item 5.03 below, on July 29, 2025, Silexion Therapeutics Corp (the “Company”) issued a notice (the “Warrant Adjustment Notice”) to holders of its warrants to purchase ordinary shares (the “Warrants”). In the Warrant Adjustment Notice, the Company notified Warrant holders that the Company has made the following adjustments to its outstanding Warrants, effective after the close of trading on July 28, 2025, as reflected in the Warrants upon the open of trading on July 29, 2025:
•
The number of ordinary shares issuable upon the exercise of each pre-Reverse Share Split Warrant to purchase one ordinary share will decrease proportionately to the Reverse Share Split ratio, resulting in each such Warrant being exercisable for 1/15th of an ordinary share following the Reverse Share Split; and

•
The exercise price of each post-Reverse Share Split Warrant to purchase one whole post-Reverse Share Split ordinary share will be proportionately increased fifteen-fold (relative to a pre-Reverse Share Split Warrant to purchase one pre-Reverse Share Split ordinary share), to $1,552.50 per post-Reverse Share Split ordinary share.

The Warrant Adjustment Notice was provided by the Company pursuant to the terms of the Warrant Agreement, dated February 19, 2021 (the “Warrant Agreement”), by and between Moringa Acquisition Corp, a Cayman Islands exempted company (“Moringa”) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”).  Moringa’s rights and obligations under the Warrant Agreement were assigned to, and assumed by, the Company pursuant to that certain Assignment, Assumption and Amendment Agreement, dated as of August 15, 2024, by and among Moringa, the Company and the Warrant Agent as part of the business combination transactions that were completed on August 15, 2024.

The Company will not issue fractional shares upon exercise of Warrants to purchase fractional shares following the Reverse Share Split, as any such fractional shares issuable under a Warrant will be rounded up (on the level of brokers that are DTC participants) to the nearest whole number of ordinary shares. Issuance of that rounded number of ordinary shares will be subject to payment of the full exercise price for that whole number of underlying ordinary shares.

The CUSIP number for the Warrants will remain G1281K 114 and the trading symbol for the Warrants will continue to be “SLXNW” even following the foregoing adjustments to the Warrants.

A copy of the Warrant Adjustment Notice is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported by the Company, at the reconvened 2025 Annual General Meeting of the Company held on July 14, 2025, the Company’s shareholders approved the Reverse Share Split (as described in Item 3.03 above).

On July 28, 2025, the Company’s Board of Directors, acting pursuant to that approval by the Company’s shareholders, effected the Reverse Share Split following the close of trading on the Nasdaq Capital Market  through the filing of a certificate with the Companies Registry of the Cayman Islands that served as an effective amendment to the Company’s Amended and Restated Memorandum of Association (the “Memorandum Amendment”). As a result of that filing, the authorized share capital of the Company remains at $20,000, now consisting of 1,481,482 ordinary shares, and the par value of the ordinary shares has increased from $0.0009 per share to $0.0135 per share. In addition, the number of issued and outstanding ordinary shares has decreased at a ratio of 1-for-15.

The Reverse Share Split became effective after the close of business on July 28, 2025, and the Company’s ordinary shares will begin trading on a Reverse Share Split-adjusted basis on the Nasdaq Capital Market under the existing ticker symbol “SLXN” at the market open on July 29, 2025. After the Reverse Share Split, the trading symbol for the Company’s ordinary shares will continue to be “SLXN.” The new CUSIP number for the Company’s ordinary shares is G1281K 130.

The above description of the Memorandum Amendment and the Reverse Share Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Memorandum Amendment, a copy of which is attached as Exhibit 3.1 hereto, as filed with the Companies Registry of the Cayman Islands on July 28, 2025.

Item 8.01	Other Events.

The information set forth in Items 3.03 and 5.03 is hereby incorporated by reference into this Item

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Memorandum Amendment, dated July 28, 2025.

4.1	Warrant Adjustment Notice, dated July 29, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILEXION THERAPEUTICS CORP

Date: July 29, 2025	/s/ Ilan Hadar
	Name:	Ilan Hadar
	Title:	Chief Executive Officer